For Immediate Release
Thursday, October 10, 2013
Contacts: Ryan Hornaday, SVP/Finance & Treasurer
rhornaday@emmis.com
Patrick Walsh, CFO/COO, pwalsh@emmis.com
317.266.0100

Emmis Second Quarter Radio Revenues Up 3.5%; Stations Outperform Markets Again

Indianapolis... Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its second fiscal quarter ending August 31, 2013.

Emmis’ radio net revenues for the second fiscal quarter were up 3.5%, while the markets in which Emmis operates were up 3.3% during the quarter. Publishing net revenues were up 5.7% for the quarter. On a consolidated basis, total revenues for the quarter were $55.0 million, compared to $52.9 million in the same quarter of the prior year.

Diluted net income per common share from continuing operations for the quarter was $0.05, compared to a diluted net loss per common share from continuing operations of ($0.02) for the same quarter of the prior year.
For the second fiscal quarter, operating income decreased to $5.7 million from $7.6 million for the same quarter of the prior year due to higher noncash compensation expense, principally due to Emmis’ 2012 Retention Trust, and higher legal costs related to the company’s Hungarian ICSID claim. Emmis’ station operating income for the second fiscal quarter was flat compared to the same quarter of the prior year at $13.2 million.
“It was an eventful quarter at Emmis as we heralded the successful launch of NextRadio and continued to outperform our radio markets,” said Jeff Smulyan, President & CEO of Emmis. “Our ability to innovate on behalf of the radio industry, coupled with our focus on delivering successful near-term results, are a testament to the impact our high performing Emmis team can deliver."

Emmis has included supplemental station operating expenses and certain other financial data on its website, www.emmis.com under the “Investors” tab.

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis' debt service requirements and other commitments, and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis' business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance, in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States. Operating Income is the most directly comparable financial measure in accordance with accounting principles generally accepted in the United States.

Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding depreciation, amortization and non-cash compensation. A reconciliation of station operating income to operating income is attached to this press release.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission's Regulation FD.

Exhibit 99.1 - Page 1

There is an earnings call this morning with Emmis executives at 9 am Eastern. To access the second-quarter earnings conference call, please dial in at 1-517-623-4891. Please submit questions prior or during the call to ir@emmis.com. A playback of the call will be available until 6 p.m. on Thursday, Oct. 24 by dialing 1-402-220-4182.

Emmis Communications – Great Media, Great People, Great Service®
About Emmis Communications

Emmis Communications Corporation is a diversified media company, principally focused on radio broadcasting. Emmis operates the 10th largest publicly traded radio portfolio in the United States based on total listeners. Emmis owns 18 FM and 3 AM radio stations in New York, Los Angeles, St. Louis, Austin (Emmis has a 50.1% controlling interest in Emmis’ radio stations located there), Indianapolis and Terre Haute, IN. One of our FM radio stations in New York is operated pursuant to a Local Marketing Agreement (“LMA”) whereby a third party provides the programming for the station and sells all advertising within that programming.

Note: Certain statements included in this press release which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
•     general economic and business conditions;
•     fluctuations in the demand for advertising and demand for different types of advertising media;
•    our ability to service our outstanding debt;
•     increased competition in our markets and the broadcasting industry;
•    our ability to attract and secure programming, on-air talent, writers and photographers;
•    inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•     increases in the costs of programming, including on-air talent;
•    inability to grow through suitable acquisitions or to consummate dispositions;
•     changes in audience measurement systems
•     new or changing regulations of the Federal Communications Commission or other governmental agencies;
•     competition from new or different technologies;
•     war, terrorist acts or political instability; and
•     other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

Exhibit 99.1 - Page 2

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited, amounts in thousands, except per share data)

	Three months ended August 31,		Six months ended August 31,

	2013	2012	2013	2012
OPERATING DATA:
Net revenues:
Radio	$41,259	$39,964	$78,185	$74,840
Publishing	13,708	12,965	27,368	27,057
Total net revenues	54,967	52,929	105,553	101,897
Station operating expenses excluding
depreciation and amortization expense:
Radio	28,000	25,988	50,911	52,308
Publishing	13,938	13,790	28,739	28,042
Total station operating expenses excluding
depreciation and amortization expense	41,938	39,778	79,650	80,350
Corporate expenses excluding depreciation
and amortization expense	5,070	4,161	9,470	9,133
Hungary license litigation and related expenses	1,043	210	1,295	414
Depreciation and amortization	1,213	1,169	2,389	2,294
Impairment loss	—	—	—	10,971
Gain on sale of assets	(1)	(6)	(1)	(10,006)
Operating income	5,704	7,617	12,750	8,741
Interest expense	(1,808)	(6,878)	(3,729)	(12,645)
Loss on debt extinguishment	—	(601)	—	(1,085)
Other income (expense), net	33	(215)	40	(17)
Income (loss) before income taxes and
discontinued operations	3,929	(77)	9,061	(5,006)
Provision (benefit) for income taxes	4	(1,509)	179	(5,924)
Income from continuing operations	3,925	1,432	8,882	918
Income from discontinued operations, net of tax	—	38,776	—	36,417
Consolidated net income	3,925	40,208	8,882	37,335
Net income attributable to noncontrolling interests	1,354	1,217	2,835	2,479

Net income attributable to the Company	2,571	38,991	6,047	34,856
Gain on extinguishment of preferred stock	76	—	325	—
Preferred stock dividends	—	(910)	—	(1,806)
Net income attributable to common shareholders	$2,647	$38,081	$6,372	$33,050

Exhibit 99.1 - Page 3

	Three months ended August 31,		Six months ended August 31,

	2013	2012	2013	2012

Amounts attributable to common shareholders for basic earnings per share:
Continuing operations	2,647	(695)	6,372	(3,367)
Discontinued operations	—	38,776	—	36,417
Net income attributable to common shareholders	2,647	38,081	6,372	33,050
Amounts attributable to common shareholders for diluted earnings per share:
Continuing operations	2,571	(695)	6,047	(3,367)
Discontinued operations	—	38,776	—	36,417
Net income attributable to common shareholders	2,571	38,081	6,047	33,050
Basic net income (loss) per common share:
Continuing operations	$0.06	$(0.02)	$0.15	$(0.09)
Discontinued operations	—	1.00	—	0.94
Net income attributable to common shareholders	$0.06	$0.98	$0.15	$0.85
Diluted net income (loss) per common share:
Continuing operations	$0.05	$(0.02)	$0.13	$(0.09)
Discontinued operations	—	1.00	—	0.94
Net income attributable to common shareholders	$0.05	$0.98	$0.13	$0.85
Weighted average shares outstanding:
Basic	41,451	38,859	41,313	38,819
Diluted	46,937	38,859	46,361	38,819
OTHER DATA:
Station operating income (See below)	13,199	13,237	26,074	21,580
(Refund from) cash paid for income taxes, net	(138)	537	(804)	731
Cash paid for interest	1,586	7,681	3,285	15,377
Capital expenditures	841	206	1,857	956
Noncash compensation by segment:
Radio	$811	$190	$980	$290
Publishing	402	106	486	157
Corporate	1,206	269	1,616	507
Total	$2,419	$565	$3,082	$954
COMPUTATION OF STATION OPERATING INCOME:
Operating income	$5,704	$7,617	$12,750	$8,741
Plus: Depreciation and amortization	1,213	1,169	2,389	2,294
Plus: Corporate expenses	5,070	4,161	9,470	9,133
Plus: Station noncash compensation	1,213	296	1,466	447
Plus: Impairment loss	—	—	—	10,971
Less: Gain on sale of assets	(1)	(6)	(1)	(10,006)
Station operating income	$13,199	$13,237	$26,074	$21,580
SELECTED BALANCE SHEET INFORMATION:	August 31, 2013	February 28, 2013
Total Cash and Cash Equivalents	$6,821	$8,735
Credit Agreement Debt	$63,000	$67,000
98.7FM Nonrecourse Debt	$77,053	$79,068

Exhibit 99.1 - Page 4